UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2010

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2010, the Board of Directors (the "Board") of Aqua America, Inc. (the "Company") approved amendments (the "Amendments") to the Company’s Bylaws, effective October 5, 2010.

Certain of the Amendments, which were adopted in response to proxy access rules adopted by the Securities and Exchange Commission on August 25, 2010, clarify that the existing provisions in Section 3.17 of the Bylaws relating to business to be transacted at shareholder meetings do not apply to matters properly brought by a shareholder under Rule 14a-8 of the Securities and Exchange Act, as amended (the "Exchange Act"), and the existing provisions in Section 4.14 of the Bylaws relating to shareholder nominations for election of directors do not apply to any such nominations properly made under Rule 14a-11 of the Exchange Act.

The Amendments also designate the position of lead independent director in Section 4.04 of the Bylaws and set forth certain responsibilities of the lead independent director, including, among other things, serving as Chair of the Board’s Corporate Governance Committee and presiding at Board and shareholder meetings at which the Chairman of the Board is not present. The Amendments with respect to lead independent director are consistent with the designation of this position previously approved by the Board as part of the Company’s Corporate Governance Guidelines.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, that are attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.2 Bylaws of Aqua America, Inc., as amended, effective as of October 5, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

October 7, 2010	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Bylaws of Aqua America, Inc., as amended, effective as of October 5, 2010.